SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2009

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities

On August 5, 2009, The Female Health Company (the "Company") announced to its UK employees that the Company is evaluating the future of its UK facility following the decision of two of its largest customers to switch their purchases from the first generation product, FC1, manufactured in the UK facility, to the second generation product, FC2, which is manufactured in Malaysia. Production of FC1 utilizes over 95% of the UK workforce.  As is required by British labor law, the Company will go through an evaluation process, working in tandem with employee representatives, in which various manufacturing alternatives are considered.  If the Company is unable to identify a satisfactory alternative, the facility’s manufacturing operations may cease.  If that is the conclusion reached, the Company would incur various one-time costs such as redundancy payments to terminated employees and a charge for excess leased capacity.  The evaluation process, which began on August 5, 2009, will conclude in approximately 90 days.

Regardless of the conclusion with respect to the Company's UK manufacturing operations, the Company will continue its other UK operations, which include sales and marketing of the Company's female condom, management and direction of the Global Technical Support Team, product development, and quality assurance and technical support of its Malaysian manufacturing facility.

As a result of commencing this evolution process in the UK, the Company may be deemed to have committed to a plan of termination described in paragraph 8 of FASB Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," under which material charges may be incurred.

As of the date of this Current Report on Form 8-K, the Company is unable to make in good faith a determination of an estimate or range of estimates of the costs expected to be incurred in connection with its evaluation process or any cessation of the UK facility's manufacturing operations, or of each major type of cost associated with the process, or of the amount of any charges that will result in additional future cash expenditures. These costs and charges are subject to a number of assumptions, and may vary based on a variety of different factors and conditions.  Accordingly, the Company will file one or more amendments to this report, as necessary, upon the determination of such estimates or range of estimates.  The Company currently expects that it will be able to determine such estimates following its fourth fiscal quarter ending September 30, 2009 and will record a charge for the estimated costs in the results for such quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  August 5, 2009
BY /s/ Donna Felch
      Donna Felch, Vice President and
      Chief Financial Officer